UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

May 4, 2007

QUINTANA MARITIME LIMITED

(Exact name of registrant as specified in its charter)

Marshall Islands	000-51412	98-0454094
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Quintana Maritime Limited

c/o Quintana Management LLC

Pandoras 13 & Kyprou Street

166 74 Glyfada

Greece

(Address of principal executive office)

011-30-210-898-6820

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 4, 2007, Quintana Maritime Limited (the “Company”) entered into limited liability company agreements, effective April 27, 2007, with AMCIC Cape Holdings LLC (“AMCIC”), an affiliate of Hans J. Mende, for the formation each of Hope Shipco LLC and Lillie Shipco LLC. The Company owns a 50% interest in each of Hope Shipco LLC and Lillie Shipco LLC, and AMCIC owns the remaining 50%.

Mr. Mende is a member of our board of directors. In addition, First Reserve Corporation has an ownership interest in AMCI Capital LLC, the company that controls AMCIC. Joseph R. Edwards, who is a member of our board of directors and of the Compensation, Nominating & Governance Committee (the “CNG Committee”), is also a Director of First Reserve Corporation. In connection with Mr. Edwards’ indirect participation in Hope Shipco LLC, Lillie Shipco LLC, and other existing or proposed joint ventures, Mr. Edwards has requested that he be relieved of his position and responsibilities as a member of the CNG Committee. As such, the Company expects that Mr. Edwards will resign from his position on the CNG Committee in the near term. Under the terms of the agreements governing Hope Shipco LLC and Lillie Shipco LLC, the Company is responsible for its pro rata share of the costs to purchase the vessel.

The sole purpose of Hope Shipco LLC and Lillie Shipco LLC is to purchase, own, and operate newbuilding Capesize vessels currently under construction by STX Shipbuilding Co., Ltd., a Korean shipyard, and scheduled to be delivered in 2010 for purchase prices of approximately $78.1 million and $80.6 million. It is currently contemplated that each of the joint ventures will enter into a credit facility to finance up to 70% of the purchase price of the relevant Capesize vessel.

Each of the joint ventures is managed by a two-member board of directors consisting of Hans J. Mende and Stamatis Molaris, who is also the Company’s Chief Executive Officer and President and a member of the Board, appointed by AMCIC and the Company, respectively. All decisions of the board of directors will require unanimous approval.

The Conflicts Committee of the Company’s Board, which is made up of three independent, non-executive directors, has approved these agreements.

ITEM 9.01	Financial Statements and Exhibits

10.1	Limited Liability Company Agreement of Hope Shipco LLC, dated as of April 27, 2007 between Quintana Maritime Limited and AMCIC Cape Holdings LLC

10.2	Limited Liability Company Agreement of Lillie Shipco LLC, dated as of April 27, 2007 between Quintana Maritime Limited and AMCIC Cape Holdings LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUINTANA MARITIME LIMITED

By:	/s/ Steve Putman
Steve Putman
Vice President and General Counsel

Dated: May 10, 2007

EXHIBIT INDEX

10.1	Limited Liability Company Agreement of Hope Shipco LLC, dated as of April 27, 2007 between Quintana Maritime Limited and AMCIC Cape Holdings LLC

10.2	Limited Liability Company Agreement of Lillie Shipco LLC, dated as of April 27, 2007 between Quintana Maritime Limited and AMCIC Cape Holdings LLC